Exhibit 99.1

NEWS RELEASE

February 9, 2005

FOR RELEASE AT 6:00 A.M. EST

NW NATURAL REPORTS RESULTS FOR FOURTH QUARTER,

12 MONTHS ENDED DECEMBER 31, 2004

PORTLAND, Ore. – Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, reported consolidated earnings applicable to common stock for the fourth quarter 2004 of $27 million, up from $21.7 million in the fourth quarter of 2003. Earnings for the fourth quarter were 97 cents per diluted share, up from 83 cents per diluted share last year.

For the twelve months ended December 31, 2004, consolidated earnings applicable to common stock were $50.6 million, compared to $45.7 million in 2003, an increase of 11 percent. Earnings per diluted share in 2004 were $1.86 compared to earnings of $1.76 in 2003, a 6 percent increase.

“I am extremely pleased with these results. Our employees did an excellent job of compensating for the abnormally warm weather the Pacific Northwest experienced in the first half of 2004,” said Mark Dodson, president and Chief Executive Officer. “The Company’s innovative and timely regulatory mechanisms, the early completion of the South Mist Pipeline Extension project, and continued strong, profitable growth were just some of the reasons NW Natural finished strong in 2004. The hard work of the last several years, operationally and in the regulatory arena, made a significant difference in 2004 and positioned us for a strong 2005 and beyond.”

Highlights for the year included:

•	Standard and Poor’s Ratings Service upgrade of NW Natural’s long-term debt rating to A+;

•	completion of the 61-mile South Mist Pipeline Extension (SMPE) ahead of schedule and with timely regulatory approval for recovery of its costs through customer rates in both Oregon and Washington;

•	addition of 18,485 customers to its gas distribution system during the year, achieving customer growth in excess of 3 percent for the 18th year in a row;

•	regulatory approval to recover and earn on pipeline integrity management costs in Oregon;

•	completion of a $40 million stock offering to fund capital requirements and maintain NW Natural’s strong financial position;

•	successful negotiation of a new 5-year labor agreement, the Company’s Joint Accord;

•	commencing natural gas service to customers in Coos County, Oregon; and

•	dividends paid on common stock of $1.30 a share, making 2004 the 49th consecutive year in which the Company’s dividend payments have increased.

Fourth Quarter Detail

Consolidated earnings applicable to common stock for the fourth quarter 2004 were $27 million as compared to $21.7 million in the fourth quarter of 2003.

NW Natural’s utility operations earned $26.4 million (95 cents per diluted share) in 2004, compared to $20.7 million (79 cents per diluted share) in 2003. In addition, the Company earned $0.8 million (3 cents per diluted share) in 2004 from interstate gas storage operations, down $0.1 million from 2003; and a recorded loss of $0.2 million (1 cent per diluted share) from subsidiary and other non-utility operations, compared to a gain of $0.1 million (1 cent per diluted share) in 2003.

Total gas deliveries in the fourth quarter were 340 million therms, down 3 percent from last year due primarily to warmer weather in December. Net operating revenues from utility operations were $102.5 million, 15 percent higher than last year’s $89.4 million mainly due to rate increases in both Oregon and Washington.

Sales to residential and commercial customers in the fourth quarter of 2004 were 197 million therms, down 3 percent from last year due mainly to 3 percent warmer weather in December. Weather for the fourth quarter was 5 percent warmer than normal, about the same as last year. The Company’s weather normalization and decoupling mechanisms in Oregon contributed $4.8 million to margin in the fourth quarter, equivalent to 11 cents a diluted share.

Gas deliveries to industrial customers in the fourth quarter were 143 million therms, down 2 percent from 146 million therms last year, while margin in this sector was $12 million, up 18 percent from $10.1 million last year.

NW Natural provides gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers’ requirements. Earnings from the interstate gas storage business segment in the fourth quarter of 2004 were $0.8 million, equivalent to 3 cents a diluted share, compared to $0.9 million or 3 cents a diluted share in the fourth quarter of 2003. These results include income from gas storage services as well as income from a contract with an independent company that seeks to optimize the use of NW Natural’s assets by trading temporarily unused portions of its gas storage capacity and upstream pipeline transportation capacity.

Fiscal Year Detail

For the twelve months and fiscal year ended December 31, 2004, consolidated earnings applicable to common stock were $50.6 million, compared to $45.7 million in 2003.

NW Natural’s utility operations earned $47.1 million ($1.73 per diluted share) in 2004, compared to $40.6 million ($1.57 per diluted share) in 2003. In addition, the Company earned $2.9 million (11 cents per diluted share) in 2004 from interstate gas storage operations, down $1.4 million (6 cents per diluted share) from 2003; and $0.6 million (2 cents per diluted share) from subsidiary and other non-utility operations, compared to $0.8 million (2 cents per diluted share) in 2003.

NW Natural’s total gas sales and transportation deliveries in 2004, excluding deliveries of gas stored for others, were 1.1 billion therms, up 3 percent from 2003 due mainly to higher industrial volumes. Net operating revenues from utility operations were $302 million, 8 percent higher than 2003, due primarily to rate increases in Oregon and Washington and the positive impact of the weather normalization and decoupling mechanisms in Oregon.

Gas sales to residential and commercial customers in 2004 were 575 million therms, down about 1 percent from 2003, due primarily to weather, which was 8 percent warmer than normal in 2004, 3 percent warmer than in 2003.

The residential and commercial market sectors contributed $335 million to margin, up 8 percent from $309 million in 2003, due mainly to rate increases. The negative impact of warmer weather and reduced usage was partially offset by the Company’s weather normalization and decoupling mechanisms. These mechanisms contributed approximately $10 million to margin in 2004. NW Natural had 596,635 customers at year-end 2004, up 3.2 percent from year-end 2003. The Company estimates that customer growth contributed 14.3 million therms to sales volumes and $7 million to margin during the year.

Gas deliveries to industrial customers in 2004 were 557 million therms, up 7 percent from last year. Contribution to margin from sales and transportation in these markets was $42.5 million, up about 13 percent from last year. The higher margin in the industrial market reflects some improvement in economic conditions, but results primarily from the reclassification of a number of large customers previously classed as commercial into the industrial sector pursuant to rate design changes in Oregon.

Operations and maintenance expenses in 2004 were up $5.7 million, or 6 percent, over last year. The increase in O&M expenses included the costs of compliance with the Sarbanes-Oxley Act of 2002 ($1.5 million) and higher bad debts expense ($1.3 million) due to higher gas prices. Bad debt expense as a percent of revenues billed remained well below one percent (0.48 percent in 2004 vs. 0.34 percent in 2003). The balance of the increase in O&M mainly reflects higher payroll and related expenses, including pension and health care costs. These costs are largely covered by increases approved in recent general rate cases in Oregon and Washington.

NW Natural has an annual Purchased Gas Adjustment (PGA) tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any gas cost savings, both as compared to the gas commodity prices built into rates. The Company also retains 33 percent of the margin when it sells surplus gas commodity off-system, and refunds 67 percent to customers. NW Natural’s share of the commodity savings and off-system margin realized from its gas purchasing program in 2004 contributed $0.3 million of margin for the year, equivalent to 1 cent a diluted share of earnings. Last year these factors contributed $5.2 million of margin, equivalent to 12 cents a diluted share of earnings. All gas costs are passed through to customers in Washington.

NW Natural earned $2.9 million (11 cents per diluted share) from its interstate gas storage business segment in 2004, compared to $4.3 million (17 cents per diluted share) in 2003. Large regional differences in weather and pipeline transportation capacity created unique market conditions in 2003. While the Company remains positioned to take advantage of such market anomalies, the Company believes that 2004 results from its gas storage segment more closely reflect normal conditions.

Cash provided by operations in 2004 was $108 million, as compared to $108 million in 2003. The Company expects that internally generated cash should be adequate to meet anticipated capital expenditures of $110 million in 2005.

The Company’s capitalization at December 31, 2004 reflected 49 percent common equity, 41 percent long-term debt, and 10 percent short-term debt versus 46 percent common equity, 46 percent long-term debt, and 8 percent short-term debt at December 31, 2003.

Outlook for 2005

NW Natural confirmed its prior estimate that its earnings in 2005 will be in the range of $2.00 to $2.15 per share. NW Natural’s earnings guidance reflects the estimated impact of approved rate increases in Oregon and Washington, which include the balance of the Company’s investment in its South Mist Pipeline Extension. The estimate also assumes average weather conditions. This represents earnings per share growth of 8 to 16 percent as compared to current results of $1.86 per diluted share

Dividend Declaration

The Board of Directors of NW Natural on December 16, 2004 declared a quarterly dividend of 32.5 cents a share on the Company’s common stock. The dividends will be paid on February 15, 2005 to shareholders of record on January 31, 2005.

Conference Call Arrangements

As previously reported, NW Natural will conduct a conference call and Webcast starting at 11:00 a.m. EST (8:00 a.m. Pacific Time) on February 9 to review its fourth quarter and fiscal year financial results as well as its updated guidance for 2005.

To hear the conference call live, please call 800.599.9795, or 617.786.2905 from international points including Canada. Participants will be asked for their name, company name, phone number, the name of the conference they will be joining (“NW Natural”) and the conference passcode (52322850). A replay of the call will be available approximately two hours after completion of the conference on February 9 and until Wednesday, February 23. To access the recording, call 888.286.8010, and enter the conference replay passcode number 27798695.

To hear the conference by Webcast, log on to NW Natural’s corporate Website at www.nwnatural.com and select the Webcast icon on the home page. A replay of the Webcast will be available approximately two hours after the conference concludes.

Forward Looking Statements

This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors, among others, that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements: (i) prevailing state and federal governmental policies and regulatory actions, including those of the OPUC, the WUTC and the U.S. Department of Transportation’s Office of Pipeline Safety, with respect to allowed rates of return, industry and rate structure, purchased gas cost and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, the maintenance of pipeline integrity, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws, regulations and policies; (ii) weather conditions and other natural phenomena; (iii) unanticipated population growth or decline, and changes in market demand caused by changes in demographic or customer consumption patterns; (iv) competition for retail and wholesale customers; (v) market conditions and pricing of natural gas relative to other energy sources; (vi) risks relating to the creditworthiness of customers and suppliers; (vii) risks relating to dependence on a single pipeline transportation provider for natural gas supply; (viii) risks resulting from uninsured damage to Company property, intentional or otherwise; (ix) unanticipated changes that may affect the

Company’s liquidity or access to capital markets; (x) the Company’s ability to maintain effective internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; (xi) unanticipated changes in interest or foreign currency exchange rates or in rates of inflation; (xii) economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas; (xiii) unanticipated changes in operating expenses and capital expenditures; (xiv) unanticipated changes in future liabilities relating to employee benefit plans; (xv) capital market conditions, including their effect on pension costs; (xvi) competition for new energy development opportunities; (xvii) potential inability to obtain permits, rights of way, easements, leases or other interests or other necessary authority to construct pipelines, develop storage or complete other system expansions; and (xviii) legal and administrative proceedings and settlements. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Presentation of Results

In addition to presenting results of operations and earnings amounts in total, NW Natural has expressed certain measures in this press release in cents per share on a diluted basis. These amounts reflect factors that directly impact the Company’s earnings. NW Natural believes this per share information is useful because it enables readers to better understand the impact of these factors on its earnings.

About NW Natural

NW Natural is headquartered in Portland, Ore. and serves about 600,000 residential and business customers in Oregon and southwest Washington. It is the largest independent natural gas utility in the Pacific Northwest. With customer growth in excess of 3 percent for 18 consecutive years, it is one of the fastest-growing local distribution companies in the nation. The Company has $1.7 billion in total assets, which includes nearly

13 bcf of underground gas storage capacity at Mist, Ore. The Company has in place rate mechanisms that help to protect revenues from warmer than average weather and declining consumption. NW Natural has increased its dividends paid on common stock for 49 consecutive years.

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PRESS CONTACT:	Steve Sechrist
503/226-4211 Ext. 3517

INVESTOR CONTACT:	James Boehlke
503/721-2451
503/226-4211 Ext. 2451

NORTHWEST NATURAL GAS COMPANY

Comparative Income Statement

(Consolidated - Unaudited)

	Three Months Ended
	12/31/04	12/31/03	Increase
1.Gross Operating Revenues	$262,054,000	$217,747,000	$44,307,000
2.Net Income	$26,961,000	$21,663,000	$5,298,000
a/3.Earnings Applicable to Common Stock	$26,961,000	$21,663,000	$5,298,000
4.Average Shares of Common Stock Outstanding	27,463,000	25,888,000	1,575,000
a/5.Basic Earnings Per Share of Common Stock	$0.98	$0.84	$0.14
a/6.Diluted Earnings Per Share of Common Stock	$0.97	$0.83	$0.14

	Twelve Months Ended
	12/31/04	12/31/03	Increase
1.Gross Operating Revenues	$707,604,000	$611,256,000	$96,348,000
2.Net Income	$50,572,000	$45,983,000	$4,589,000
a/3.Earnings Applicable to Common Stock	$50,572,000	$45,689,000	$4,883,000
4.Average Shares of Common Stock Outstanding	27,016,000	25,741,000	1,275,000
a/5.Basic Earnings Per Share of Common Stock	$1.87	$1.77	$0.10
a/6.Diluted Earnings Per Share of Common Stock	$1.86	$1.76	$0.10

a/	After allowance for preferred and preference stock dividend requirements.

NORTHWEST NATURAL GAS COMPANY

Financial Highlights

(Unaudited)

Fourth Quarter - 2004

		3 Months Ended Dec. 31,		12 Months Ended Dec. 31,
	(Thousands, except per share amounts)	2004	2003	2004	2003
1	Gross Operating Revenues	$262,054	$217,747	$707,604	$611,256
2	Cost of Sales	157,840	126,283	399,244	323,190

3	Net Operating Revenues	104,214	91,464	308,360	288,066

4	Operating Expenses:
5	O&M	27,831	26,217	102,155	96,420
6	Other Taxes	11,556	10,239	38,808	35,125
7	D&A	15,340	14,189	57,371	54,249

8	Total Operating Expenses	54,727	50,645	198,334	185,794

9	Operating Income	49,487	40,819	110,026	102,272
10	Other Income	719	615	2,828	2,150
11	Interest Charges - Net	9,269	8,601	35,751	35,099
12	Income Tax Expense	13,976	11,170	26,531	23,340

13	Net Income from Operations	26,961	21,663	50,572	45,983
14	Preferred and Preference Dividends	—	—	—	294

15	Earnings Applicable to Common Stock	$26,961	$21,663	$50,572	$45,689

16
17	Common Shares Outstanding:
18	Average for Period - basic	27,463	25,888	27,016	25,741
19	Average for Period - diluted	27,746	26,230	27,283	26,061
20	End of period	27,547	25,938	27,547	25,938
21
22	Earnings per Share:
23	Basic	$0.98	$0.84	$1.87	$1.77
24	Diluted	$0.97	$0.83	$1.86	$1.76
25
26	Dividends Paid Per Share	$0.325	$0.325	$1.30	$1.27
27	Book Value Per Share - end of period	$20.64	$19.52	$20.64	$19.52
28	Market Closing Price - end of period	$33.74	$30.75	$33.74	$30.75
29
30	Balance Sheet Data (at end of period):
31	Total assets	$1,726,708	$1,585,379	$1,726,708	$1,585,379
32	Common Stock Equity	$568,517	$506,316	$568,517	$506,316
33	Long-term debt and redeemable preferred stock	$499,027	$500,319	$499,027	$500,319
34	(including amounts due in one year)
35
36	Operating Statistics:
37	Total Customers-end of period	596,635	578,150	596,635	578,150
38
39	Gas Deliveries (therms)
40	Res. & Comm. Customers	196,725	203,719	574,924	581,890
41	Industrial Firm	17,291	17,638	63,149	55,314
42	Industrial Interruptible	33,624	22,919	104,279	47,994
43	Transportation	92,028	105,320	389,514	414,554

44	Total	339,668	349,596	1,131,866	1,099,752
45
46	Gas Revenues
47	Res. & Comm. Customers	$221,160	$189,876	$585,100	$519,323
48	Industrial Firm	14,022	11,115	44,624	33,578
49	Industrial Interruptible	20,908	11,297	55,380	23,661
50	Transportation	3,075	3,252	12,655	17,962
51	Other revenues	1,113	129	3,186	7,460
52	Total	$260,278	$215,669	$700,945	$601,984

53
54	Cost of gas sold	$157,817	$126,262	$399,176	$323,128
55	Net operating revenues (utility margin)	$102,461	$89,407	$301,769	$278,856
56
57	Degree Days
58	Normal (25-year average)	1,582	1,603	4,202	4,236
59	Actual	1,501	1,496	3,853	3,952
60	Colder (warmer) than normal	-5%	-7%	-8%	-7%

NORTHWEST NATURAL GAS COMPANY

Consolidated Balance Sheets (unaudited)

Thousands	December 31, 2004	December 31, 2003
Assets:
Plant and property:
Utility plant	$1,794,972	$1,657,589
Less accumulated depreciation	505,286	471,716

Utility plant - net	1,289,686	1,185,873

Non-utility property	33,963	23,395
Less accumulated depreciation and amortization	5,244	4,855

Non-utility property - net	28,719	18,540

Total plant and property	1,318,405	1,204,413

Other investments	15,607	14,135

Current assets:
Cash and cash equivalents	5,248	4,706
Accounts receivable, less allowance for uncollectible accounts of $2,434 in 2004 and $1,763 in 2003	60,675	48,499
Accrued unbilled revenue	64,401	59,109
Inventories of gas, materials and supplies	66,477	50,859
Income tax receivable	15,970	8,986
Prepayments and other current assets	24,346	23,675

Total current assets	237,117	195,834

Regulatory assets:
Income tax asset	64,734	63,449
Deferred gas costs receivable	9,551	—
Unamortized costs on debt redemptions	7,332	7,803
Other	3,321	6,020

Total regulatory assets	84,938	77,272

Other assets:
Investment in life insurance	45,011	59,710
Fair value of non-trading derivatives	10,912	23,885
Other	14,718	10,130

Total other assets	70,641	93,725

Total assets	$1,726,708	$1,585,379

Capitalization and liabilities:
Capitalization
Common stock	$87,231	$82,137
Premium on common stock	300,034	255,871
Earnings invested in the business	183,932	170,053
Unearned stock compensation	(862)	(729)
Accumulated other comprehensive income (loss)	(1,818)	(1,016)

Total common stock equity	568,517	506,316
Long-term debt	484,027	500,319

Total capitalization	1,052,544	1,006,635

Current liabilities:
Notes payable	102,500	85,200
Accounts payable	102,478	86,029
Long-term debt due within one year	15,000	—
Taxes accrued	10,242	8,605
Interest accrued	2,897	2,998
Other current and accrued liabilities	34,168	31,589

Total current liabilities	267,285	214,421

Regulatory liabilities:
Accrued asset removal costs	153,258	135,638
Customer advances	1,529	1,564
Deferred gas costs payable	—	5,627
Unrealized gain on non-trading derivatives	10,912	23,885

Total regulatory liabilities	165,699	166,714

Other liabilities:
Deferred income taxes	210,715	171,797
Deferred investment tax credits	6,025	6,945
Other	24,440	18,867

Total other liabilities	241,180	197,609

Commitments and contingencies (see Note 12)	—	—

Total capitalization and liabilities	$1,726,708	$1,585,379

NORTHWEST NATURAL GAS COMPANY

Condensed Consolidated Statements of Cash Flows (unaudited)

Thousands	December 31, 2004	December 31, 2003	December 31, 2002
Operating activities:
Net income from operations	$50,572	$45,983	$43,792
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	57,371	54,249	52,090
Loss for PGE acquisition costs	—	—	13,873
Minimum pension liability adjustment	(802)	2,068	(2,936)
Deferred income taxes and investment tax credits	36,713	13,712	10,944
Undistributed earnings from equity investments	(181)	(474)	(988)
Allowance for funds used during construction	(1,690)	(1,734)	(550)
Deferred gas costs - net	(15,178)	(5,008)	546
Contribution to Company-sponsored pension plan	(8,261)	—	—
Other	1,244	(6,978)	3,324
Changes in operating assets and liabilities:
Accounts receivable - net of allowance for uncollectible accounts	(12,176)	(4,027)	18,886
Accrued unbilled revenue	(5,292)	(15,040)	13,680
Inventories of gas, materials and supplies	(15,618)	7,171	(8,693)
Income tax receivable	(6,984)	266	(9,252)
Prepayments and other current assets	7,457	3,989	(307)
Accounts payable	16,449	11,593	3,738
Accrued interest and taxes	1,536	879	(15,473)
Other current and accrued liabilities	2,579	1,544	1,649

Cash provided by operating activities	107,739	108,193	124,323

Investing activities:
Acquisition and construction of utility plant assets	(141,485)	(124,660)	(79,530)
Investment in non-utility property	(10,568)	(2,563)	(2,629)
PGE acquisition costs	—	—	(4,316)
Proceeds from (investment in ) life insurance - net	17,575	(1,387)	(496)
Other investments	(1,291)	560	2,348

Cash used in investing activities	(135,769)	(128,050)	(84,623)

Financing activities:
Common stock issued	48,153	8,331	6,533
Restricted stock purchased	(537)	—	—
Restricted stock amortization	298	—	—
Redeemable preferred and preference stock retired	—	(8,428)	(25,750)
Long-term debt issued	—	90,000	90,000
Long-term debt retired	—	(55,000)	(40,500)
Change in short-term debt	17,300	15,398	(38,489)
Cash dividend payments:
Redeemable preferred and preference stock	—	(392)	(2,579)
Common stock	(35,105)	(32,655)	(32,024)
Common stock expense	(1,537)	(19)	(3)

Cash provided by (used in) financing activities	28,572	17,235	(42,812)

Decrease in cash and cash equivalents	542	(2,622)	(3,112)
Cash and cash equivalents - beginning of year	4,706	7,328	10,440

Cash and cash equivalents - end of year	$5,248	$4,706	$7,328

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest and preferred dividends	$36,061	$35,210	$34,640
Income taxes	$2,500	$13,940	$33,474

Supplemental disclosure of non-cash financing activities:
Conversion to common stock:
7 1/4% Series of Convertible Debentures	$1,292	$626	$1,932